Exhibit (5)(i)

March 25, 2020
Lincoln Benefit Life Company
1221 “N” Street, Suite 200
Lincoln, NE 68508

Re:	Post-Effective Amendment No. 2 on Form S-1 Registration
Statement under Securities Act of 1933
Consultant I Variable Annuity; Consultant Solutions Variable
Annuities (Classic, Plus, Elite, Select); Consultant II Variable
Annuity; LBL Advantage Variable Annuity; Premier Planner
Variable Annuity

Ladies and Gentlemen:
We have acted as special Nebraska counsel to Lincoln Benefit Life Company, a stock life insurance company domiciled in the State of Nebraska (the “Company”), in connection with the following:
1.        Consultant I Variable Annuity contract filed with the Securities and Exchange
Commission by the Post-Effective Amendment No. 2 on Form S-1 Registration Statement filed by the
Company, as Registrant,
2.        Consultant Solutions Variable Annuities (Classic, Plus, Elite, Select) contracts filed with the Securities and Exchange Commission by the Post-Effective Amendment No. 2 on Form S-l Registration
Statement filed by the Company, as Registrant,
3.        Consultant II Variable Annuity contract filed with the Securities and Exchange
Commission by the Post-Effective Amendment No. 2 on Form S-1 Registration Statement filed by the
Company, as Registrant,
4.        LBL Advantage Variable Annuity contract filed with the Securities and Exchange
Commission by the Post-Effective Amendment No. 2 on Form S-1 Registration Statement filed by the
Company, as Registrant, and

10306 Regency Parkway Drive | Omaha, Nebraska 68114
P: 402-397-7300 | F: 402-397-7824
www.ldmlaw.com

Lincoln Benefit Life March 25, 2020 Page 2

5.        Premier Planner Variable Annuity contract filed with the Securities and Exchange
Commission by the Post-Effective Amendment No. 2 on Form S-1 Registration Statement filed by the
Company, as Registrant.
The above referenced Post-Effective Amendment No. 2 on Form S-1 Registration Statements are hereinafter collectively referred to as the “Registration Statements.” The above referenced Variable
Annuity contracts arc hereinafter collectively referred to as the “Contracts.”
For purposes of rendering this opinion, we have examined the following:
1.        The Registration Statements;
2.        The Contracts;
3.        Such other corporate documents and records of the Company and such other instruments and certificates of public officials, officers and representatives of the Company and other persons as we have deemed necessary or appropriate for purposes of this opinion.
We have not conducted any investigation, examination or inquiry of factual matters in rendering the opinions set forth below other than the document examination described herein and our opinion is qualified in all respects by the scope of such document examination.
In rendering the opinions expressed herein, we have assumed, and express no opinion as to (i) the authenticity and completeness of all documents submitted to us, (ii) the genuineness of all signatures on all documents submitted to us that we examined, (iii) the conformity to authentic originals and completeness of documents submitted to us as certified, conformed or reproduction copies, and (iv) the legal capacity of all natural persons executing documents.
We have assumed there was not any fraud, misrepresentation, omission or deceit by any person in connection with the negotiation and execution, delivery and performance of the Contracts. We have also assumed the absence of any mutual mistake of fact or misunderstanding, duress or undue influence in the negotiation, execution or delivery of the Contracts. We have further assumed there are not any agreements or understandings, written or oral, between and among the Company and another party to the
Contracts or any waiver of a right or remedy or usage of trade or course of prior dealings among the parties that would define, alter, supplement or qualify the terms of the Contracts.
On the basis of and subject to the foregoing, and in reliance thereon, and subject to the limitations, qualifications, caveats and exceptions set forth below, we are of the opinion that:
1.        The Company is duly organized and existing under the laws of the State of Nebraska and has been duly authorized to do business and to issue the Contracts by the Director of Insurance of the
State of Nebraska.

Lincoln Benefit Life March 25, 2020 Page 3

2.        The Contracts registered by the above Registration Statements when issued will be valid and legally binding obligations of the Company enforceable against the Company in accordance with the terms to the extent, if any, the validity and binding effect and enforceability is governed by the laws of the
State of Nebraska.
Our opinion set forth above is subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws and other similar laws relating to or affecting creditors’ rights or remedies generally, (ii) general equitable principles, whether considered in the proceedings in equity or law, (iii) concepts of good faith, diligence, reasonableness and fair dealing and standards of materiality, (iv) possible judicial action giving effect to foreign laws or foreign governmental or judicial action affecting or relating to the rights or remedies of creditors.
We express no opinion as to the laws of any jurisdiction other than the laws of the State of Nebraska, as currently in effect, in each case that in our experience are normally applicable to transactions of the type contemplated by the Contracts without regard to the particular nature of the business conducted by the Company. We express no opinion with respect to federal securities laws or regulations.
We hereby consent to the filing of this opinion as an exhibit to the above referenced Registration
Statements and to the use of our firm name under the caption “Legal Matters” in the prospectus constituting part of each of the Registration Statements.

Very truly yours,

LAMSON DUGAN & MURRAY, LLP

/s/ Lawrence F. Harr
Lawrence F. Harr, Partner
FOR THE FIRM
lhan@,ldmlaw.com

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